CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement filed on Form S-1 of our report dated April 6, 2010 relating to the financial statements of Dachang Hui County Baosheng Steel Products Co., Ltd. as of December 31, 2009 and 2008.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Friedman LLP
Friedman LLP
Marlton, New Jersey

September 17, 2010